EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                   ----------



            We consent to the incorporation by reference in the Registration Statement of Raven Industries, Inc. on Form S-8 (Registration No. 33-38614) of our reports dated March 6, 1998, on our audits of the consolidated financial statements and financial statement schedule of Raven Industries, Inc. as of January 31, 1998, 1997 and 1996, and for the years ended January 31, 1998, 1997 and 1996, which reports are included or incorporated by reference in this Form 10-K.




                                       COOPERS & LYBRAND L.L.P.


Minneapolis, Minnesota
April 24, 1998